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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick A. Landman, Patrick Costello and James
W. Cuminale his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) approve and sign an Annual Report on Form 10-K for PanAmSat Corporation for the year ended December 31, 1996 with the Securities and Exchange Commission and any or all amendments thereto, and to file the same, with all exhibits thereto, and (ii) approve and sign other documents in connection therewith, with the Securities and Exchange Commission and to file the same, with all exhibits thereto, and granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all actions his said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


   Dated:  March 31, 1997


Name
----

/s/ Frederick A. Landman
-------------------------------
Frederick A. Landman


/s/ Lourdes Saralegui
-------------------------------
Lourdes Saralegui


/s/ Patrick J. Costello
-------------------------------
Patrick J. Costello


/s/ Lawrence W. Dam
-------------------------------
Lawrence W. Dam



-------------------------------
Guillermo Canedo White


/s/ James W. Cuminale
-------------------------------
James W. Cuminale